BADGLEY FUNDS, INC.
                               BADGLEY GROWTH FUND
                              BADGLEY BALANCED FUND
                        AMENDED AND RESTATED DISTRIBUTION
                        AND SHAREHOLDER SERVICING PLAN*


         The following Amended and Restated Distribution and Shareholder Servicing Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), by Badgley Funds, Inc. (the "Corporation"), a Maryland corporation, on behalf of the Badgley Growth Fund and the Badgley Balanced Fund (each, a "Fund"), each, a series of the Corporation. The Plan has been approved by a majority of the Corporation's Board of Directors, including a majority of the directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 related agreement (as defined below) (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on such plan.

         In approving the Plan, the Board of Directors determined that adoption of the Plan would be prudent and in the best interests of each Fund and its shareholders. Such approval by the Board of Directors included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

         The provisions of the Plan are as follows:

1.       PAYMENTS BY THE FUND TO PROMOTE THE SALE OF FUND SHARES

               (a) The Corporation, on behalf of each Fund, will reimburse Rafferty Capital Markets, Inc. (the "Distributor"), as a principal underwriter of the Fund's shares, and any Recipient (as defined below) for expenses incurred in connection with the promotion and distribution of Fund shares and the provision of personal services to Fund shareholders (the "distribution and shareholder servicing fee"), including fees and costs provided for in the Distribution Agreement between the Corporation and the Distributor. The distribution and shareholder servicing fee payable to the Distributor and any Recipient shall not exceed, on an aggregate basis, 0.25% of the average daily net assets of the Fund. The Corporation or the Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the "Recipient") who renders assistance in distributing or promoting the sale of shares, or who provides certain shareholder services, pursuant to a written agreement (the "Rule 12b-1 Related Agreement"), a form of which is attached hereto as Appendix A with respect to the Badgley Growth Fund and Appendix B with respect to the Badgley Balanced Fund. To the extent the that the Corporation or the Distributor does not pay such fees to such person, the Distributor may use the fees for its distribution expenses incurred in connection with the sale of shares or any of its


--------------
* Amended as of July 21, 2004.

         shareholder servicing expenses. Payment of these fees to the Distributor and the Recipients shall be made monthly promptly following the close of the month, upon the Distributor and/or Recipients forwarding to the Corporation a written report or invoice detailing all amounts payable to them pursuant to the Plan and the purpose for which the amounts were expended; provided that the aggregate payments under the Plan to the Distributor and all Recipients shall not exceed 0.25% (on an annualized basis) of the average daily assets of the Fund. In addition, the Distributor and the Recipients shall furnish the Corporation with such other information as the Corporation's Board of Directors may reasonably request in connection with the reimbursements made under the Plan and the use of such payments by the Distributor and/or the Recipients in order to enable the Board of Directors to make an informed determination of whether the Plan should be continued.

               (b) If the Distributor and/or any Recipient is due more monies for its services rendered than are immediately payable because of expense limitations under Section 1 of this Plan, the unpaid amount shall be carried forward from period to period while the Plan is in effect until such time as it is paid. The Distributor and/or any Recipient shall not, however, be entitled to charge the Fund any interest, carrying or finance fees in connection with any such unpaid amounts carried forward.

2.       RULE 12B-1 RELATED AGREEMENTS

               (a) No Rule 12b-1 Related Agreement shall be entered into with respect to either Fund, and no payments shall be made pursuant to any Rule 12b-1 Related Agreement, unless such Rule 12b-1 Related Agreement is in writing and the form of which has first been delivered to and approved by a vote of a majority of the Corporation's Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement. The form of Rule 12b-1 Related Agreement relating to the Badgley Growth Fund attached hereto as Appendix A and the form of Rule 12b-1 Related Agreement relating to the Badgley Balanced Fund attached hereto as Exhibit B have been approved by the Corporation's Board of Directors as specified above.

               (b) Any Rule 12b-1 Related Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

               (c) No Rule 12b-1 Related Agreement may be entered into unless it provides (i) that it may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of a majority of the shareholders of such Fund, or by vote of a majority of the Disinterested Directors, on not more than 60 days' written notice to the other party to the Rule 12b-1 Related Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

               (d) The Rule 12b-1 Related Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.

3.       QUARTERLY REPORTS

               The Distributor shall provide to the Board of Directors, and the Directors shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan. This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Directors may reasonably request.

4. EFFECTIVE DATE AND DURATION OF THE PLAN

               The Plan shall become effective immediately upon approval by the vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on the approval of the Plan. The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms. Thereafter, the Plan shall continue with respect to each Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance. The Plan may be terminated with respect to each Fund at any time by a majority vote of shareholders of such Fund, or by vote of a majority of the Disinterested Directors.

5. SELECTION OF DISINTERESTED DIRECTORS

               During the period in which the Plan is effective, the selection and nomination of those Directors who are Disinterested Directors of the Corporation shall be committed to the discretion of the Disinterested Directors.

6.       AMENDMENTS

               All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment. In addition, the Plan may not be amended to increase materially the amount to be expended by a Fund hereunder without the approval by a majority vote of shareholders of each Fund affected thereby.

7.       RECORDKEEPING

               The Corporation shall preserve copies of the Plan, any Rule 12b-1 Related Agreement and all reports made pursuant to Section 3 for a period of not less than six years from the date of this Plan, any such Rule 12b-1 Related Agreement or such reports, as the case may be, the first two years in an easily accessible place.

                                   APPENDIX A

                          RULE 12B-1 RELATED AGREEMENT



Rafferty Capital Markets, Inc.
550 Mamaroneck Avenue
Harrison, New York 10528


                               _____________, 2004


[Recipient's Name and Address]


Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing Plan (the "Plan") adopted by Badgley Funds, Inc. (the "Corporation"), on behalf of the Badgley Growth Fund (the "Fund"), a series of the Corporation, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"). The Plan and this related agreement (the "Rule 12b-1 Related Agreement") have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund's shareholders.

1. To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.25% of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer's dealer or service provider of record. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-l Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of the NASD.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund's current Prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan. No such fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund, its agent or us within seven business days after the date of our confirmation of such purchase. In addition, no such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customers' shares will be less than $25.00. Payment of such fee shall be made promptly after the close of each month for which such fee is payable.

2. You shall furnish us with such information as shall reasonably be requested by the Board of Directors, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-l Related Agreement.

3. We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4. This Rule 12b-l Related Agreement may be terminated by the vote of (a) a majority vote of shareholders, or (b) a majority of the Disinterested Directors, on 60 days' written notice, without payment of any penalty. In addition, this Rule 12b-1 Related Agreement will be terminated by any act which terminates the Distribution and Shareholder Servicing Agreement between the Corporation and us and shall terminate immediately in the event of its assignment. This Rule 12b-l Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

5. This Rule 12b-l Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-l Related Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

                                           RAFFERTY CAPITAL MARKETS, INC.,
                                           on behalf of the Badgley Growth Fund




                                           By:______________________________
                                            (Name and Title)


                  Accepted:

                                           -----------------------------------
                                           (Dealer or Service Provider Name)



                                           -----------------------------------
                                            (Street Address)




                                           -----------------------------------
                                           (City) (State) (ZIP)




                                           -----------------------------------
                                               (Telephone No)



                                           -----------------------------------
                                               (Facsimile No.)



                                           By: ______________________________
                                               (Name and Title)

                                   APPENDIX B

                          RULE 12B-1 RELATED AGREEMENT


Rafferty Capital Markets, Inc.,
550 Mamaroneck Avenue
Harrison, New York 10528

                             ________________, 1998


[Recipient's Name and Address]


Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing Plan (the "Plan") adopted by Badgley Funds, Inc. (the "Corporation"), on behalf of the Badgley Balanced Fund (the "Fund"), a series of the Corporation, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"). The Plan and this related agreement (the "Rule 12b-l Related Agreement") have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-l Related Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund's shareholders.

(1) To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.25% of the average daily net assets of the Fund (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer's dealer or service provider of record. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-l Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including, the Act, the Securities Exchange Act of 1934, the Securities Act of 1933 and any applicable rules of the NASD.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund's current Prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan. No such fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund, its agent or us within seven business days after the date of our confirmation of such purchase. In addition, no such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customers' shares will be less than $25.00. Payment of such fee shall be made promptly after the close of each month for which such fee is payable.

(2) You shall furnish us with such information as shall reasonably be requested by the Board of Directors, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-l Related Agreement.

(3) We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

(4) This Rule 12b-l Related Agreement may be terminated by the vote of (a) a majority vote of shareholders, or (b) a majority of the Disinterested Directors, on 60 days' written notice, without payment of any penalty. In addition, this Rule 12b-l Related Agreement will be terminated by any act which terminates the Distribution and Shareholder Servicing Agreement between the Corporation and us and shall terminate immediately in the event of its assignment. This Rule 12b-l Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

(5) This Rule 12b-l Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-l Related Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

                                          RAFFERTY CAPITAL MARKETS, INC.,
                                          on behalf of the Badgley Balanced Fund




                                          By: ______________________________
                                           (Name and Title)


Accepted:

                                          -----------------------------------
                                          (Dealer or Service Provider Name)



                                          -----------------------------------
                                           (Street Address)




                                          -----------------------------------
                                          (City) (State) (ZIP)




                                          -----------------------------------
                                              (Telephone No.)



                                          -----------------------------------
                                              (Facsimile No.)



                                          By: ____________________________
                                             (Name and Title)